UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2014

Andatee China Marine Fuel Services Corporation

(Exact name of registrant as specified in its charter)

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Delaware	001-34608	80-0445030
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Unit C, No.68 of West Binhai Road, Xigang District, Dalian, P.R. of China

(Address of Principal Executive Office) (Zip Code)

011 (86411) 8240 8939

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 3, 2014, Andatee China Marine Fuel Services Corporation (the “Company”) held its 2014 Annual Meeting of Shareholders in New York, New York, at 9:00 AM EST. As of October 6, 2014, the record date for the Annual Meeting, there were 10,255,813 shares of common stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting, of which 7,712,039 were present in person or represented by proxy. The holders of shares of our common stock are entitled to one vote for each share held. The shareholders approved the following proposals:

Proposal 1 - (Election of Directors) - The shareholders elected Yudong Hou, Wang Hao, Wen Jiang, Shao-Hua Chu and Zhenyu Yu as directors of the Company to hold office until the next annual meeting of shareholders and until their successors are duly elected. A summary of votes cast follows below (with 1,029,833 broker non-votes on this Proposal):

Name	Voted for	Votes Withheld

Yudong Hou	6,598,089	84,117
Zhenyu Wu	6,598,089	84,117
Wen Jiang	6,598,089	84,117
Wang Hao	6,598,089	84,117
Shao-Hua Chu	6,617,619	64,587

Proposal 2 (Ratification of Auditors) - The Company’s shareholders voted to ratify the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 with 7,684,081 shares voting for and 16,859 shares voting against (11,098 shares abstaining).

Proposal 3 (Name Change Amendment) – The Company’s shareholders voted to approve an amendment to the Company’s Certificate of Incorporation to change the name of the Company to “Andatee New Energy Corporation”, with 7,688,487 shares voting for and 20,193 shares voting against (3,359 shares abstaining).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Andatee China Marine Fuel Services Corporation

By:	/s/ Wang Hao
Wang Hao, Chief Executive Officer

Date: December 5, 2014